UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2008

_________________

WIDEPOINT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-23967	52-2040275
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

One Lincoln Centre, Oakbrook Terrace, Illinois	60181
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (630) 629-0003

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On April 29, 2008, WidePoint Corporation (the “Company”) entered into a Common Stock Purchase Agreement (“Purchase Agreement”) with Deutsche Bank AG, London Branch, and related agreements, as part of a private equity financing to raise additional funds for working capital. Under the Purchase Agreement, Deutsche Bank AG has agreed to purchase 2,500,000 shares of WidePoint common stock for a total purchase price of $2,550,000, or $1.02 per share. For a full description of the terms of the Purchase Agreement and related agreements, see the Common Stock Purchase Agreement and Escrow Agreement filed herewith as Exhibits 10.1 and 10.2, respectively.

Item 3.02 Unregistered Sales of Equity Securities.

        Pursuant to the Purchase Agreement described in Item 1.01 above, the Company issued 2,500,000 shares of its common stock to Deutsche Bank AG, London Branch on May 2, 2008. The offer and sale of the shares were not registered under the Securities Act of 1933, as amended, in reliance on the “private offering” exemption provided under Section 4(2) thereof.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Common Stock Purchase Agreement, dated April 29, 2008, between the Company and Deutsche Bank AG, London Branch.

10.2	Escrow Agreement, dated April 29, 2008, between the Company, Deutsche Bank AG, London Branch and Foley & Lardner LLP as Escrow Agent.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WIDEPOINT CORPORATION
/s/ James T. McCubbin
Date: May 5, 2008	James T. McCubbin
Vice President and Chief Financial Officer